EXHIBIT A

                         NATIONAL PENN BANCSHARES, INC.
                                  PENSION PLAN

                                AMENDMENT 1993-1

          The National Penn Bancshares, Inc. Pension Plan (the "Plan") is amended as follows:

          1. Article V of the Plan is amended by deleting Section 5.13 in its entirety and replacing it with the following:

          5.13 Suspension of Benefits on Continued Employment or Reemployment.

          (a) (1) If a Participant continuously remains an Employee after his Normal Retirement Date, no benefits shall be paid during his "qualified employment" (as defined in Subsection (d)) until his Required Beginning Date. The rules relating to such a suspension of benefits and the subsequent resumption of benefits are described in this Section.

               (2) The Committee shall notify the Participant by personal delivery or first class mail of the suspension of his benefits during the first month in which such suspension of benefits occurs.

               (3) The Committee shall have the right to use all reasonable efforts to determine whether any employment relationship which such Participant has with a Participating Company or any Affiliated Company constitutes qualified employment. The Committee shall also have the right to require the Participant to provide information sufficient to prove that such employment is not qualified employment.

               (4) A Participant may ask the Committee in writing to make a determination as to whether specific contemplated employment will be qualified employment. The Committee shall respond to such a request in writing within 60 days of its receipt of the request.



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               (5) Benefit payments suspended under this Section shall commence no later than the earlier of (A) the first day of the third calendar month following the month in which the Participant's qualified employment ceases or, if later, the first day of the calendar month following receipt by the Committee of the Participant's notice that his qualified employment has ceased, or (B) the Participant's Required Beginning Date. The initial payment shall include payment for the current month and for any previous calendar months since the cessation of the Participant's qualified employment.

               (6) Benefit payments shall be calculated on the basis of Compensation earned and Years of Credited Service credited (if any) during such period of qualified employment and the provisions of the Plan as then in effect. The benefit payments shall be paid in the form determined pursuant to Section 7.4.

          (b) If a Participant is reemployed before his Normal Retirement Date as an Employee, benefits otherwise payable to the Participant shall be suspended during his period of reemployment. Upon his subsequent Separation from Service, his pension shall be recalculated on the basis of his current Age, Compensation earned and Years of Credited Service credited (if any) during such period of reemployment, and the provisions of the Plan as then in effect, but shall be reduced by the Actuarial Equivalent of payments previously made prior to his Normal Retirement Date. The resumed benefit payments shall be paid in the form determined pursuant to Section 7.4.

          (c) (1) If a Participant is employed or reemployed by a Participating Company or an Affiliated Company under any circumstances other than as described in Subsection (a) or (b), the benefits otherwise payable to the Participant shall be continued during such period of employment or reemployment, adjusted as of each January 1 up until his subsequent Separation from Service. The adjustment shall include any increase (but not any decrease) determined in accordance with Section 5.1 to reflect Years of Credited Service and Compensation earned during the Participant's reemployment.



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               (2) If a Participant is employed or reemployed by a
          Participating Company or an Affiliated Company under any circumstances other than as described in Subsection (a) or (b), and the Participant had already received full payment of his benefit from the Plan, his pension shall be calculated upon his subsequent Separation from Service, but shall be reduced by the Actuarial Equivalent of payments previously made.

          (d) "Qualified employment" shall mean the employment of a Participant by any Participating Company or Affiliated Company in such a capacity that the Participant receives pay for or is entitled to be paid for at least 40 Hours of Service (not including Hours of Service credited as a result of back pay) during a calendar month.

          2. Section 7.4 is amended by deleting paragraph (a)(2) in its entirety and replacing it with the following:

               (2) Each Participant whose benefits have been suspended during a period of reemployment pursuant to Section 5.13 may make the election described in Paragraph (1) of this Subsection upon the commencement or resumption of benefit payments, with respect to his entire Accrued Benefit. For purposes of applying Paragraph (1) to the preceding sentence, the Participant's Benefit Commencement Date shall be the date on which suspended benefits resume or begin.

          The foregoing amendment shall be effective as of January 1, 1993.



                                       NATIONAL PENN BANCSHARES, INC.

Dated: June 23, 1993                   By:/s/ Sandra L. Spayd
                                          -------------------
                                          Secretary